                                                                      EXHIBIT 21
                         Subsidiaries of the Registrant

PLASMA & MATERIALS TECHNOLOGIES (KOREA) CO., LTD., a Korean corporation

PLASMA & MATERIALS TECHNOLOGIES, JAPAN KK, a Japanese corporation

TRIKON TECHNOLOGIES LIMITED, an English corporation

TRIKON EQUIPMENTS LIMITED, an English corporation

ELECTROTECH (ASIA) LIMITED, an English corporation

ELECTROTECH INTERNATIONAL LIMITED, an English corporation

E.T. FABRICATIONS LIMITED, an English corporation

E.T. ELECTROTECH RESEARCH LIMITED, an English corporation

E.T. EQUIPMENTS LIMITED, an English corporation

VACUUM CONTROL SYSTEMS LTD., an English corporation

TRIKON TECHNOLOGIES, GmbH, a German limited liability company

TRIKON TECHNOLOGIES, SARL, a French limited liability company

PMT U.S. HOLDINGS, INC. ("US HOLDINGS"), a California corporation

ENERGY TRANSFER SYSTEMS INC., a Delaware corporation

PMT FOREIGN SALES CORPORATION

TRIKON HOLDINGS LIMITED ("UK HOLDINGS"), an English and Welsh corporation

CVD, INC., a California corporation

PMT CVD PARTNERS, L.P., a California general partnership